Filed Pursuant to Rule 433
                                                     Registration No. 333-127968


The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                          CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS



   Control      Loan
   Number      Number                                    Property Name                        Street Address
------------------------------------------------------------------------------------------------------------------------------------
              05-0650            Maryland Multifamily Portfolio
              05-0650            Highland Village Townhomes                      3953 McDowell Lane
              05-0650            Cove Village Apartments                         2 Driftwood Court
              05-0650            Riverview Townhomes                             600 Fifth Avenue
              05-0650            Fontana Village Townhomes                       1 Orion Court
              05-0650            Whispering Woods Townhomes                      37 Alberge Lane
              05-0650            Commons at White Marsh Apartments               9901 Langs Road
              05-0650            Harbor Point Estates                            909 South Marlyn Avenue
              05-0650            Hamilton Manor                                  3340 Lancer Drive
              05-0650            Dutch Village                                   2349 Perring Manor Road
              05-1177            Oakwood Vista/Parkway Vista
              05-1177            Oakwood Vista                                   100 Ardsley Place
              05-1177            Parkway Vista                                   100 Parkway Circle South
              05-0958            Villa Toscana                                   9125 Highway 6 North
              09-0002211         Alderbrook Apartments                           412 East Novak Lane
              09-0002212         Summit Apartments                               11016 Waller Road East
              05-1233            Monte Bello Apartments (Partridge Pointe)       4001 South Watt Avenue
              09-0002216         Hillmoor Apartments                             1924 & 1942 Southeast Hillmoor Drive
              09-0002246         Stones River Apartments                         205 Warrior Drive
              05-1503            Wellington Park Apts                            2479 Deer Run
              05-1504            Pine Oaks Apartments                            1700 North Galloway Avenue
              09-0002287         Mayfair Village Apartments (Fox)                409-427 Mayfair Boulevard, 3227-3233 &
                                                                                   3253 Dale Avenue, 289-373 South Ashburton Road,
                                                                                   292-378 South Ashburton Road
              05-1337            701 Gramercy                                    701 Gramercy Drive
              09-0002132         Summer's Bend Apartments                        1230 East Walnut Street
              09-0002149         Westwick Manor Apartments                       258 Stennis Drive
              09-0002209         Aspen Court                                     760 Landmark Drive
              09-0002217         Hillwood Apartments                             12021 McCormick Road
              09-0002288         Mayfair Village Apartments (Chang)              3353-3359 Elbern Avenue, 300-356 Mayfair Boulevard,
                                                                                   364-370 Mayfair Boulevard & 3319-3325 Dale Avenue
              09-0002267         La Casa Trail Mobile Home Community             53 North Mountain Road
              09-0002218         Sabal Palms                                     3001 Fountainhead Circle
              05-1041            Riverest Mobile Home Community                  49 Cresent Drive


(TABLE CONTINUED)

   Control      Loan                                                                                                   Property
   Number      Number               City                  County               State              Zip Code              Type
-----------------------------------------------------------------------------------------------------------------------------------
              05-0650
              05-0650            Baltimore               Baltimore             Maryland             21227            Multifamily
              05-0650            Essex                   Baltimore             Maryland             21221            Multifamily
              05-0650            Baltimore               Baltimore             Maryland             21227            Multifamily
              05-0650            Rosedale                Baltimore             Maryland             21237            Multifamily
              05-0650            Baltimore               Baltimore             Maryland             21220            Multifamily
              05-0650            Middle River            Baltimore             Maryland             21220            Multifamily
              05-0650            Essex                   Baltimore             Maryland             21221            Multifamily
              05-0650            Hyattsville             Prince George's       Maryland             20782            Multifamily
              05-0650            Baltimore               Baltimore             Maryland             21234            Multifamily
              05-1177
              05-1177            Norcross                Gwinnett              Georgia              30093            Multifamily
              05-1177            Atlanta                 Dekalb                Georgia              30340            Multifamily
              05-0958            Houston                 Harris                Texas                77095            Multifamily
              09-0002211         Kent                    King                  Washington           98032            Multifamily
              09-0002212         Tacoma                  Pierce                Washington           98446            Multifamily
              05-1233            Rosemont                Sacramento            California           95826            Multifamily
              09-0002216         Port St Lucie           Saint Lucie           Florida              34952            Multifamily
              09-0002246         Murfreesboro            Rutherford            Tennessee            37128            Multifamily
              05-1503            Lewisville              Denton                Texas                75067            Multifamily
              05-1504            Mesquite                Dallas                Texas                75149            Multifamily
              09-0002287         Columbus                Franklin              Ohio                 43213            Multifamily
              05-1337            Los Angeles             Los Angeles           California           90005            Multifamily
              09-0002132         Seguin                  Guadalupe             Texas                78155            Multifamily
              09-0002149         Biloxi                  Harrison              Mississippi          39531            Multifamily
              09-0002209         Casper                  Natrona               Wyoming              82609            Multifamily
              09-0002217         Jacksonville            Duval                 Florida              32225            Multifamily
              09-0002288         Columbus                Franklin              Ohio                 43213            Multifamily
              09-0002267         Apache Junction         Maricopa              Arizona              85220         Mobile Home Park
              09-0002218         Melbourne               Brevard               Florida              32934            Multifamily
              05-1041            Tavares                 Lake                  Florida              32778         Mobile Home Park


(TABLE CONTINUED)

                                                           Initial
   Control      Loan          Initial Pool              Pool Balance         Cut-off Date   Scheduled Maturity      Underwritten
   Number      Number         Balance ($)            Per Unit or Pad ($)        LTV             Date LTV               DSCR
----------------------------------------------------------------------------------------------------------------------------------
              05-0650        140,000,000                  61,627.70              75.9%               75.9%               1.42
              05-0650
              05-0650
              05-0650
              05-0650
              05-0650
              05-0650
              05-0650
              05-0650
              05-0650
              05-1177         34,000,000                  63,432.84              73.9%               66.8%               1.20
              05-1177
              05-1177
              05-0958         27,410,000                  54,384.92              67.6%               67.6%               1.60
              09-0002211      12,160,000                  58,743.96              77.2%               69.2%               1.21
              09-0002212       8,440,000                  49,356.73              77.2%               69.2%               1.21
              05-1233         14,300,000                  59,583.33              69.1%               69.1%               1.57
              09-0002216      11,032,000                  47,965.22              81.1%               71.7%               1.50
              09-0002246       7,886,895                  38,285.90              78.1%               66.1%               1.22
              05-1503          7,500,000                  28,846.15              78.9%               69.2%               1.24
              05-1504          7,350,000                  30,625.00              79.5%               69.7%               1.21
              09-0002287       6,573,000                  34,234.38              80.0%               70.2%               1.25
              05-1337          6,000,000                  71,428.57              72.0%               64.6%               1.53
              09-0002132       5,225,000                  25,612.75              78.0%               66.2%               1.38
              09-0002149       5,115,413                  33,654.03              79.3%               66.3%               1.39
              09-0002209       4,600,000                  30,463.58              80.0%               69.2%               1.31
              09-0002217       4,320,000                  43,200.00              79.3%               70.1%               1.47
              09-0002288       2,820,555                  30,658.21              74.1%               65.0%               1.21
              09-0002267       2,500,000                  31,645.57              62.5%               58.4%               1.23
              09-0002218       2,480,000                  34,444.44              78.7%               69.6%               1.53
              05-1041          2,088,954                  16,193.44              74.6%               62.8%               1.37

(TABLE CONTINUED)


   Control      Loan                    Utilities Paid                         Studio Avg.
   Number      Number                     by Tenant               # Units     Rent per Mo. ($)          # Units
------------------------------------------------------------------------------------------------------------------
              05-0650
              05-0650           Electric/Water/Gas/Sewer              -                                      13
              05-0650           Electric/Water/Gas/Sewer              -                 -                    10
              05-0650           Electric/Water/Gas/Sewer              -                 -                    65
              05-0650           Electric/Water/Gas/Sewer              -                 -                     8
              05-0650           Electric/Water/Gas/Sewer              -                 -                     8
              05-0650                 Electric/Gas                    -                 -                   193
              05-0650                 Electric/Gas                    -                 -                     -
              05-0650                     None                        -                 -                   118
              05-0650           Electric/Water/Gas/Sewer              -                 -                   221
              05-1177                                                                   -
              05-1177                Electric/Water                   -                                     176
              05-1177                Electric/Water                   -                 -                    91
              05-0958                Electric/Water                   -                 -                   268
              09-0002211                Electric                      -                 -                    40
              09-0002212                Electric                      -                 -                    40
              05-1233                   Electric                      -                 -                    60
              09-0002216              Electric/Gas                    -                 -                     -
              09-0002246          Electric/Water/Sewer                -                 -                    34
              05-1503                Electric/Water                   -                 -                   112
              05-1504                Electric/Water                  32                 -                    80
              09-0002287        Electric/Water/Gas/Sewer              -               510                    15
              05-1337                   Electric                     17                 -                    67
              09-0002132          Electric/Water/Sewer                -               725                    96
              09-0002149                Electric                      -                 -                     -
              09-0002209              Electric/Gas                    -                 -                    40
              09-0002217                Electric                      -                 -                     -
              09-0002288        Electric/Water/Gas/Sewer              -                 -                     1
              09-0002267          Electric/Water/Sewer                -                 -                    27
              09-0002218              Electric/Gas                    -                 -                     -
              05-1041                Electric/Water                   -                 -                   129

(TABLE CONTINUED)


   Control      Loan             1 Bedroom                       2 Bedroom                       3 Bedroom
   Number      Number            Rent per Mo. ($)    # Units     Rent per Mo. ($)      # Units   Rent per Mo. ($)  # Units
------------------------------------------------------------------------------------------------------------------------------
              05-0650
              05-0650                645           1,068           755                 17                 912       -
              05-0650                545             279           640                 10                 765       -
              05-0650                644             200           715                 65                 837       -
              05-0650                505             340           625                  8                 795       -
              05-0650                555             458           635                 58                 888       -
              05-0650                622             803           744                216                 845       -
              05-0650                  -             400           710                250                 821       -
              05-0650                831             127         1,002                  -                   -       -
              05-0650                563             523           668                 59                 817       -
              05-1177
              05-1177                687             108           818                 28                 852       -
              05-1177                673             115           845                 18                 964       -
              05-0958                717             204           991                 32               1,259       -
              09-0002211             635             132           671                 35               1,063       -
              09-0002212             599              96           687                 35                 815       -
              05-1233                742             152           855                 28               1,050       -
              09-0002216               -               -             -                230                 702       -
              09-0002246             595             172           692                  -                   -       -
              05-1503                469             132           611                 16                 800       -
              05-1504                585             128           707                  -                   -       -
              09-0002287             475             162           558                 15                 680       -
              05-1337                942               -             -                  -                   -       -
              09-0002132             561              88           636                 20                 799       -
              09-0002149               -             152           565                  -                   -       -
              09-0002209             405             110           518                  1                 600       -
              09-0002217               -               -             -                100                 754       -
              09-0002288             475              90           524                  1                 680       -
              09-0002267             295              52           305                  -                   -       -
              09-0002218               -               -             -                 72                 714       -
              05-1041                185               -             -                  -                   -       -


(TABLE CONTINUED)


   Control      Loan         4 Bedroom                       5 Bedroom            Number of
   Number      Number      Rent per Mo. ($)      # Units     Rent per mo. ($)     Elevators
--------------------------------------------------------------------------------------------
              05-0650
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-0650                  -          -           -                      -
              05-1177
              05-1177                  -          -           -                      -
              05-1177                  -          -           -                      -
              05-0958                  -          -           -                      -
              09-0002211               -          -           -                      -
              09-0002212               -          -           -                      -
              05-1233                  -          -           -                      -
              09-0002216               -          -           -                      -
              09-0002246               -          -           -                      -
              05-1503                  -          -           -                      -
              05-1504                  -          -           -                      -
              09-0002287               -          -           -                      -
              05-1337                  -          -           -                      -
              09-0002132               -          -           -                      -
              09-0002149               -          -           -                      -
              09-0002209               -          -           -                      -
              09-0002217               -          -           -                      -
              09-0002288               -          -           -                      -
              09-0002267               -          -           -                      -
              09-0002218               -          -           -                      -
              05-1041                  -          -           -                      -